UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 4, 2009

Switch & Data Facilities Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33302	59-3641081
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 North Westshore Boulevard, Suite 650

Tampa, FL 33607

(813) 207-7700

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2009 (the “Effective Date”) , Switch & Data Holdings, Inc. (the “Borrower”), the wholly owned subsidiary of Switch & Data Facilities Company, Inc. (the “Company”), entered into a First Amendment (the “First Amendment”) to the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) among the Borrower, the financial institutions and other institutional lenders party thereto, and Royal Bank of Canada (the “Agent”), as administrative agent for the Lenders (as defined in the Amended Credit Agreement (as defined below)) and as collateral agent for the Secured Parties (as defined in the amended Credit Agreement (as defined below)).

As a result of the Amendment, (i) the Lenders provided the Borrower with Additional Delayed Draw Term Loans of up to $100 million (the “Additional Delayed Draw Term Loans”) which can be funded at the option of the Borrower no later than September 4, 2010; (ii) certain parties that were not lenders under the Credit Agreement have been added as Additional Delayed Draw Term Loan lenders; and (iii) as described below in the fourth paragraph, certain other portions of the Credit Agreement were also amended (the Credit Agreement, as so amended, shall be referred to herein as the “Amended Credit Agreement”).

On the Effective Date, none of the Additional Delayed Draw Term Loans were funded. The first funding is expected to occur after October 1, 2009. The proceeds of the Additional Delayed Draw Term Loans are required to be used to fund capital expenditures of the Company and its subsidiaries and for working capital and other general corporate purposes.

Pursuant to the Amended Credit Agreement, among other things:

•

Quarterly payments of principal outstanding under the Additional Delayed Draw Term Loans, if any, will commence on March 31, 2011. Each of the quarterly payments through December 31, 2011 will be equal to 2.5% of the aggregate principal amount of the Additional Delayed Draw Term Loans, with the percentage increasing to 5.0% for payments beginning March 31, 2012 through December 31, 2012 and to 10.0% for payments beginning March 31, 2013 through December 31, 2013, and 30.0% for the payment on March 27, 2014.

•

For all loans made under the Amended Credit Agreement (including any Additional Delayed Draw Term Loans), interest accrues on outstanding balances, at the Borrower’s option, at a rate equal to (a) 2.5% to 3.5% above the base rate (which was amended by the First Amendment, and which is equal to the greater of the Agent’s prime rate, 0.5% above the federal funds rate and 3.0% per annum) or (b) 3.5% to 4.5% above the adjusted LIBOR rate (which was amended by the First Amendment, and which is equal to the greater of the LIBOR rate for such interest period and 2.0%), where the applicable margin changes based on the Company’s consolidated total leverage ratio. The current rate of interest is 3.5% above the base rate or 4.5% above the LIBOR rate.

•

As with all other loans made under the Amended Credit Agreement, fees for Additional Delayed Draw Term Loans include an unused facility fee based on the unused Additional Delayed Draw Term Loans commitment.

•

As with all other loans made under the Amended Credit Agreement, prepayments under the Additional Delayed Draw Term Loans are required under various circumstances, including those relating to the issuance of debt or equity, asset sales, receipt of casualty proceeds, and excess cash flow.

•	As with all other loans made under the Amended Credit Agreement, Additional Delayed Draw Term Loans are secured by substantially all of the assets of the Company and its subsidiaries.

•

The Company and its subsidiaries must continue to comply with a number of affirmative and negative covenants, a few of which were revised by the First Amendment. Among other things, these covenants restrict the Company’s ability to pay dividends and fund foreign subsidiaries.

•

The Company must continue to maintain various financial covenants, including a consolidated total leverage ratio, a consolidated senior leverage ratio, an annualized consolidated interest coverage ratio, an annualized consolidated fixed charge coverage ratio and an annual consolidated capital expenditure maximum, each of which was revised by the First Amendment.

•

If the Company does not comply with the various financial and other covenants and requirements of the Amended Credit Agreement, the Agent and the Lenders may, subject to various customary cure rights, continue to require the immediate payment of all amounts outstanding under the Amended Credit Agreement and exercise remedies against the collateral and otherwise.

Some of the lenders under the Amended Credit Agreement, or their affiliates, have various other relationships with the Company and its subsidiaries involving the provision of financial services, including deposit and securities accounts and interest rate swap agreements. In addition, many of the lenders under the Amended Credit Agreement were lenders under the Credit Agreement and the Agent was a Lender under the Credit Agreement.

The foregoing summary of the First Amendment is not complete and is qualified in its entirety by reference to the full text of: (i) the First Amendment (a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1) and (ii) the Credit Agreement (a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated March 28, 2008).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On September 8, 2009, the Company issued a press release announcing that it had entered into the First Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information provided in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit 10.1	First Amendment, dated as of September 4, 2009, to the Fourth Amended and Restated Credit Agreement

Exhibit 99.1	Press Release dated September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch & Data Facilities Company, Inc.

September 8, 2009	By:	/s/ George Pollock, Jr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment, dated as of September 4, 2009, to the Fourth Amended and Restated Credit Agreement
99.1	Press Release dated September 8, 2009